CONVERTIBLE BONDS SUBSCRIPTION AGREEMENT

by and between

Cintel Corp.

and

Emerging Memory & Logic Solutions, Inc.

October 24, 2006

CONVERTIBLE BONDS SUBSCRIPTION AGREEMENT

THIS CONVERTIBLE BONDS SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of October 24, 2006 by and between the parties stated hereunder:

(1) CINTEL CORP, a State of Nevada corporation having its principal office at 9900 Corporate Campus Drive Suite 3000 Louisville, KY 40223, U.S.A. (the "Company"); and

(2) EMERGING MEMORY & LOGIC SOLUTIONS INC., a corporation incorporated under the laws of Korea having its principal office at 4th Floor, Jeju Construction and Financial Cooperative, 301-1, Yeon-dong, Jeju-si, Jeju-do, Korea ("ELMSI" or "Subscriber").

RECITALS

WHEREAS, the Company has authorized the sale of convertible bonds in an aggregate principal amount of $3,170,577 United States Dollars ("USD") (the "Bonds" or "Convertible Bonds"), convertible into shares of the Company's common stock, USD $0.001 par value per share (the "Common Stock");

WHEREAS, the Subscriber desires to subscribe for the Bonds on the terms and conditions set forth herein;

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ISSUANCE OF THE CONVERTIBLE BONDS.

Pursuant to the terms and conditions set forth in this Agreement on the Closing Date (defined below), the Company shall issue to the Subscriber, and the Subscriber shall subscribe for, USD $ 3,170,577Convertible Bonds due on October 30, 2011, in accordance with the terms and conditions set forth in Exhibit A.

2. PAYMENT OF SUBSCRIPTION PRICE FOR THE CONVERTIBLE BONDS.

The subscription price for the Convertible Bonds shall be USD $3,170,577 (the "Subscription Price"), and it is deemed to have been paid by the Subscriber in this Agreement.

3. CLOSING

3.1 Closing Date and Place. The closing of the issuance and subscription of the Convertible Bonds (the "Closing") will be held at the offices of the Company or such other place as agreed between the Parties, at 10 a.m. on October 24, 2006, or such other date as agreed between the Parties (the "Closing Date").

3.2 Conditions to Closing. The Closing is conditional upon fulfillment or waiver by the Company of the followings:

(i) The issue and subscription of the Convertible Bonds on the terms and conditions herein provided shall not violate any requirements of law applicable to the Company or the Subscriber; and

(ii) The Subscriber and the Company shall have completed or obtained all requisite governmental app rovals, consents and filing of reports.

3.3 Closing Deliveries

3.3.1 Closing Deliveries of the Company. On the Closing Date, the Company shall deliver or cause to be delivered to the Subscriber the following, in form and substance reasonably satisfactory to the Subscriber and its counsel:

(i) a receipt signed by the representative director of the Company, acknowledging receipt of the Subscription Price

(ii) bond certificates representing the Convertible Bonds

(iii) a certificate of the Representative Director of the Company attaching copies, certified by such officer as true and complete, of the resolutions of its board of directors in connection with the authorization and approval of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereunder and of all other documents evidencing all necessary corporate action taken in connection therewith; and

(iv) such other documents as the Subscriber may reasonably request.

3.3.2 Closing Deliveries of the Subscriber. On the Closing Date, the Subscriber shall deliver or cause to be delivered to the Company the following, in form and substance reasonably satisfactory to the Company and its counsel:

(i) a certificate from an authorized officer of the Subscriber attaching copies, certified by such officer as true and complete, of the resolutions of its board of directors in connection with the authorization and approval of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereunder and of all other documents evidencing all necessary corporate action taken in connection therewith;

(ii) a certified copy of the Commercial Registry extract for each Subscriber, dated as of a date no later than the date hereof;

(iii) the Articles of Incorporation of the Subscriber; and

(iv) such other documents as the Company may reasonably request.

4. TERMINATION

4.1 Termination of Agreement. This Agreement may be terminated by notice in writing at any time prior to the Closing by:

(i) the Company or the Subscriber, if any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this clause (i) shall have used its best and reasonable efforts to have such judgment, injunction, order, ruling or decree lifted, vacated or denied;

(ii) the Company and the Subscriber, if the Company and the Subscriber so mutually agree in writing; and

(iii) the Company or the Subscriber, if there has been a material breach on the part of the other Party of its obligations set forth in this Agreement.

4.2 Effect of Termination. If this Agreement is terminated in accordance with Section 4.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and shall be of no further force and effect.

5. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

5.1 Investment Representations. The Subscriber understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein including, without limitation, that the Subscriber is an "accredited investor" within the meaning of Regulation D under the Securities Act, in order to determine the applicability of such exemptions and suitability of such Subscriber to acquire the Securities. The Subscriber understands that no United States federal or any governmental agency has passed upon or made any recommendation or endorsement of the Securities.

5.2 Subscriber Bears Economic Risk. The Subscriber has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

5.3 Acquisition for Own Account. The Subscriber is acquiring the Bonds and the shares of Common Stock issuable upon conversion of the Bonds (the "Bond Shares") for Subscriber's own account for investment only, and not with a view towards their distribution.

5.4 Subscriber Can Protect Its Interest. The Subscriber represents that by reason of their business and financial experience, the Subscriber has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

5.5 Accredited Investor. Subscriber represents that it is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Subscriber has completed or caused to be completed the Investor Questionnaire attached here to as

Exhibit B certifying as to its status as an "accredited investor" and understands that the Company is relying upon the truth and accuracy of such information set forth therein to determine the suitability of such Subscriber to acquire the Securities.

5.6 No General Solicitation. Subscriber acknowledges that the Securities were not offered to the Subscriber by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television on radio, or (ii) any seminar or meeting to which the Subscriber was invited by any of the foregoing means of communications. The Subscriber, in making the decision to purchase the securities, has relied upon independent investigation made by it and the representations, warranties and agreements set forth herein and has not relied on any information or representations made by third parties.

5.7 Legends.

(i) The Bonds shall bear substantially the following legend until the Bonds and Bond Shares are covered by an effective registration statement filed with the Securities and Exchange Commission ("SEC"):

> "THIS BOND AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS BOND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS. THIS BOND AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS BOND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS BOND OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CINTEL CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

(ii) The Bond Shares shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

> "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CINTEL CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents to the Subscriber that:

a. Organization and Qualification. The Company is duly organized and existing in good standing under the law of the jurisdiction in which it is incorporated, and has the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, properties, operations, assets, financial condition or results of operations of the Company taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to perform this Agreement, and to issue the Bonds and Common Stock issuable upon conversion, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, or its Board of Directors or stock holder is required, (iii) this Agreement has been duly executed and delivered, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Issuance of Bonds. The Bonds are duly authorized and are validly issued, fully paid and non-assessable, free of any encumbrances, and are not subject to preemptive rights of the Company's Certificate of Incorporation or Bylaws.

d. No Conflicts. The execution, delivery and performance of this Agreement and the Bonds issued by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or By-laws of the Company or its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected.

e. Third Party Consents. Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933 and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or thereof.

f. Information Disclosure. All information related to the Company disclosed to the Subscriber, whether orally or in writing, does not contain any false or misleading statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. Except as otherwise disclosed to the Subscriber, neither the Company nor its subsidiaries has undertaken any liability or obligation, direct or contingent, except for liabilities or obligations undertaken in the ordinary course of business.

g. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries that is reasonably likely to have a Material Adverse Effect.

h. Patents, Copyrights, etc. The Company (i) owns or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests, and other adverse interests of any kind whatsoever, all patents, inventions, know-how, trade secrets, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without, to the best knowledge of the Company and its subsidiaries, infringing upon or otherwise acting adversely to the right or claimed right of any person, Company or other entity, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise and (iii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

i. Taxes. The Company and its subsidiaries have filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all taxes and all assessments received by them to the extent that such taxes and assessments have become due, except taxes and assessments the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, and except for such returns for which the failure to file would not have a Material Adverse Effect upon the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all federal income tax liabilities and state income tax liabilities applicable to the Company and its subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

7. CONVERSION OF CONVERTIBLE BOND.

7.1 Mechanics of Conversion.

(i) Provided a Subscriber has notified the Company of the Subscriber's intention to sell the Bond Shares and the Bond Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (1) Upon the conversion of the Bonds or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of the Subscriber (or its nominee) or such other persons as designated by the Subscriber and in such denominations to be specified representing the number of Bond Shares issuable upon such conversion; and (2) The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Common Stock and that the Bond Shares issued will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Bond Shares.

(ii) A Subscriber will give notice of his decision to exercise his right to convert the Bonds or part thereof, which is within his sole discretion and at his option, by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "Notice of Conversion"). The Subscriber will not be required to surrender the Bond

until the Subscriber receives a certificate or certificates, as the case may be, representing the Bond Shares or until the Bonds has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will or will cause the transfer agent to transmit the Common Stock certificates representing the shares issuable upon conversion of the Bonds (and a certificate representing the balance of the Bonds not so converted, if requested by a Subscriber) to the Subscriber via express courier for receipt by such Subscriber within five (5) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

8. PIGGYBACK REGISTRATION RIGHTS.

If at any time the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to each Subscriber who is entitled to registration rights under this Section 4, written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Subscriber shall so request in writing, the Company shall include in such Registration Statement all or any part of the Shares such Subscriber requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Shares with respect to which such Subscriber has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Shares shall be made pro rata among the Subscriber seeking to include Shares in proportion to the number of Shares Securities sought to be included by such Subscriber; provided, however, that the Company shall not exclude any Shares unless the Company has first excluded all outstanding securities, the Holder of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Shares; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Shares shall be made pro rata with Holder of other securities having the right to include such securities in the Registration Statement other than Holder of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. If an offering in connection with which a Subscriber is entitled to registration under this Section 4 is an underwritten offering, then each Subscriber whose Shares are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Shares in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of common stock included in such underwritten offering. Any costs associated with this piggyback registration shall be paid by the Company.

9. MISCELLANEOUS.

9.1 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

SDKZ [handwritten initials]

9.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Subscriber at the address set forth on the signature page hereto for such Subscriber, or at such other address as the Company or the Subscriber may designate by ten days advance written notice to the other parties hereto.

9.3 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.4 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.5 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Company. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Agreement being untrue, other than for a breach of representation or warranty made by the Company herein.

9.6 Waiver of Immunity. Each of the Parties hereto irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in Korea or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of State of New York, the United States of America.

9.8 Successors in Interest. This Agreement may not be assigned or transferred by any party hereto without the prior written consent of all other parties hereto. Except as otherwise provided herein, all provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives and successors and permitted assigns of any of the parties to this Agreement.

9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible.

9.10 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

9.11 Inspection of Financial Information. The Company shall provide any financial documents including, without limitation, balance sheet and income statement when requested by the Subscriber.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

CINTEL CORP.

By: ______________________________
Name: SANG DON [illegible]
Title: President/CEO
Address: 9900 Corporate Campus Drive Suite 3000
Louisville, KY 40223, U.S.A.

SUBSCRIBER:

EMERGING MEMORY & LOGIC SOLUTIONS, INC.

By: ______________________________
Name: PARK SUNG SIK
Title: president
Address: 4th Floor, Jeju Construction and Financial Cooperative, 301-1, Yeon-dong, Jeju-si, Jeju-do, Korea

EXHIBIT A

THIS BOND AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS BOND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS. THIS BOND AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS BOND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS BOND OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CINTEL CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

Convertible Bond - Cintel Corp. / Bond Certificate No.: 3

United States Dollars $3,170,577 October 24, 2006

(representing one (1) Bond with the face value of USD $3,170,577, and this certificate shall not be subdivisible)

This certificate is issued in respect of one (1) bond which is duly authorized issue of United States Dollars $3,170,577 Convertible Bond due on October 30, 2011 (the "Bond") of Cintel Corp. (the "Company"). References herein to the Conditions shall be to the terms and conditions of the Bond attached hereto.

For value received, the Company, subject to and in accordance with the Conditions, promises to pay to Emerging Memory & Logic Solutions, Inc. ("ELMSI") or its registered assigns (collectively the "Holder") upon presentation and surrender of this Certificate the principal sum of United States Dollars $3,170,577 (or such other amount as is shown on the register of the bond holder with respect to the Bond as being represented by this Certificate) on October 30, 2011 (the "Maturity Date") or on such earlier date as such sum becomes due and repayable under the Conditions, together with any other sums payable under the Conditions, all subject to and in accordance with the Conditions. The coupon rate of the Bond shall be 0% per annum so long as conversion right is exercised between a day after the issuance date of the Bond and October 30, 2011, however, if conversion right is not exercised during the above mentioned period, then regardless of the coupon rate, the Company shall guarantee an interest rate of 8% per annum on the bond provided that Phoenix Semiconductor Telecommunication (Suzhou) Co., Ltd. ("PSTS") will generate the total revenue of USD 65,800,000 and the ordinary profit of USD 6,800,000 in 2007, and the total revenue of USD 95,400,000 and the ordinary profit of USD 10,600,000 in 2008, and the failure to achieve the above conditions shall result in an interest rate of 10% on the bond. In evaluating the above mentioned total revenue and ordinary profit during 2007 and 2008, it shall be based on outside audit reports. The Company shall pay interest in cash on the Maturity Date on October 30, 2011, provided that if October 30, 2011 is not a Business Day (as defined below) then such payment shall be made on the first Business Day thereafter without bearing additional interest. At any time between the next day after the Effective Date of this Agreement and one month prior to the Maturity Date, the Bond may, at the option of the Holder, be converted into common shares in the Company by the number of shares which will be calculated by dividing principal amount of the Bond by 0.50 United States Dollars, and a remaining fractional amount, if any, which is less than the Conversion Price (as defined below), shall be returned to ELMSI without any interest on the Maturity Date.

IN WITNESS WHEREOF the Company has caused this Certificate to be duly executed on its behalf and under its corporate seal.

CINTEL CORP.

By: ________________________
Name: SANG DON KIM
Title: President / CEO

TERMS AND CONDITIONS OF THE BONDS

The statements in these terms and conditions (the "Conditions") constitute the Bonds and the Holder of the Bonds (the "Holder") is entitled to the benefit of and is bound by all the provisions of the Conditions.

1. Status, Type, Denomination, Repayment of Principal and Interest

The Bonds constitute direct and unsecured obligations of the Company and rank and will rank subordinate to all other debt of the Company. The Bonds are in a registered form. The Bonds are due and payable as follows:

(A) The Principal, together with all accrued and unpaid interest then outstanding, (the "Outstanding Amounts") shall be due and payable on October 30, 2011 ("Maturity Date"). The Principal shall be payable only to the extent of the Company's capital account amount.

(B) The coupon rate of the Bonds shall be 0% per annum so long as conversion right is exercised between a day after the issuance date of the Bonds and October 30, 2011, however, if conversion right is not exercised during the above mentioned period, then regardless of the coupon rate, the Company shall guarantee an interest rate of 8% per annum on the bonds provided that Phoenix Semiconductor Telecommunication (Suzhou) Co., Ltd. ("PSTS") will generate a total revenue of USD 65,800,000 and an ordinary profit of USD 6,800,000 in 2007, and a total revenue of USD 95,400,000 and an ordinary profit of USD 10,600,000 in 2008, nevertheless, the failure to achieve the above conditions shall result in an interest rate of 10% on the bonds. In evaluating the above mentioned total revenue and ordinary profit during 2007 and 2008, it shall be based on outside audit reports. The Company shall pay interest in cash on the Maturity Date on October 30, 2011, provided that if October 30, 2011 is not a Business Day (as defined below) then such payment shall be made on the first Business Day thereafter without bearing additional interest. "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a Korean holiday or a day on which Korean U.S. banks are closed.

2. Conversion

At any time between a day after the issuance date of the Bonds and one month prior to the Maturity Date, the Holder has a right to convert any Bonds into the shares of common stock of the Company (the "Common Shares") at the option of the Holder. The number of the Common Shares to be issued shall be determined by dividing the principal amount of the Bonds deposited for conversion by the conversion price, the price at which the Common Shares will be issued upon conversion (the "Conversion Price"). The Conversion Price shall be United States Dollars 0.50 per each Common Share, and a remaining fractional amount, if any, which is less than the Conversion Price shall be returned to the Subscriber without any interest on the Maturity Date. The Holder shall give the Company at least ten (10) days prior notice of the Holder's intent to convert all of the Bonds that Holder intends to convert.

The Holder has a right to adjust the Conversion Price (the "Adjusted Conversion Price") at any time between April 1, 2008 and one month prior to the Maturity Date based on the formula set forth below; provided that Cintel Corp's securities are listed on one of the international stock markets such as OTCBB, AMEX, NYSE, NASDAQ, London Stock Exchange, Singapore Stock Exchange or Hong Kong Stock Exchange, and the average share price of Cintel Corp. as quoted on such stock exchange is less than USD $0.50 in the previous 3 months.

The Adjusted Conversion Price shall be equal to (USD \$0.50–Previous 3 Month Average Share Price (USD)) / USD \$0.50 x 100%

Adjustment of the Conversion Price in case that the Company experiences major corporate structural changes such as merger, decrease in capital or share split, including but without limitation, is subject to the consent by an arranging company. However, the maximum adjustment discount rate shall be thirty percent (30%).

3. Redemption

Unless previously redeemed or converted or purchased and in each case canceled as herein provided, the Company will redeem on the Maturity Date the Bonds at one hundred percent (100%) of their face principal amount. The Subscriber may exercise put option rights on the total or partial amount of the Bonds after four (4) years from the issuance date of the Bonds.

4. Charges, Taxes and Expenses

Issuance of the equity interest upon the conversion of the Bonds shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such equity interest, all of which taxes and expenses shall be paid by the Company.

5. Events of Default

The principal amount of the Bonds is subject to prepayment in whole or in part upon the occurrence and during the continuance of any of the following events (each, an "Event of Default"): (i) failure to pay any amount owing by the Company hereunder when due and payable within ten (10) days after receipt of notice from the Holder, or (ii) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors. Upon the occurrence of any Event of Default, the entire unpaid principal balance of the Bonds and all of the unpaid interest accrued thereon shall be immediately due and payable.

6. Replacement of Bonds

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of the Bonds and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new security which shall carry the same rights to interest (unpaid and to accrue) carried by the Bonds, stating that such security is issued in replacement of the Bonds, making reference to the original date of issuance of the Bonds (and any successors hereto) and dated as of such cancellation, in lieu of the Bonds.

7. Governing Law and Jurisdiction

The Bonds shall be construed in accordance with the laws of State of New York, the United States of America, excluding its conflicts of laws rules.

8. Dispute Resolution

The Company and the Holder shall attempt in good faith to resolve all disputes, controversies or claims arising out of or in connection with the interpretation or application of the provisions of the terms and conditions hereto or in connection with the determination of any matters which are subject to objective determination pursuant to the terms and conditions hereto (each, a "Dispute") by mutual agreement. If any Dispute cannot be resolved by the parties hereto pursuant to above or otherwise, then such Dispute

shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules; provided however that the Holder will appoint one arbitrator, that the Company will appoint another, and that these two arbitrators will appoint the third. The place of such arbitration shall be Seoul, Korea. The language of the arbitration and all documents and evidence submitted therein shall be in English. The judgment and award of the arbitrators may be entered upon in any court of competent jurisdiction.

9. Notices

Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Convertible Bond Agreement or on the register maintained by the Company. Any party hereto may change its address for future notice hereunder by giving notice of such change to the other party. Notice shall conclusively be deemed to have been given where received.

10. Miscellaneous

(A) No Waiver.

No failure or delay by the Holder to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

(B) Attorneys' Fees.

If the Holder retains an attorney for collection of this Security, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by the Bonds, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Holder, including without limitation, reasonable attorneys' fees.

(C) Default Rate:

Default rate shall be the maximum available rate among banks with head offices in Seoul, Korea. In the event any interest is paid on the Bonds, which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Bonds.

(D) Assignment.

The Holder may assign the Bonds, in whole or in part, at the Holder's sole discretion to any other person after the Maturity Date.

EXHIBIT B

Cintel Corp.

INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Cintel Corp.

This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of convertible debentures of Cintel Corp. (the "Securities"). The Securities are being offered and sold by Cintel Corp. (the "Company") without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A. BACKGROUND INFORMATION

Name: Emerging Memory & Logic Solutions Inc.

Business Address: 4th Floor, Jeju Construction and Financial Cooperative, 301-1, Yeon-dong,
(Number and Street)

Jeju-si	Jeju-do Korea	690-717
(City)	(State) (Country	(Zip Code)

Telephone Number: 82-64-740-1700

If an individual:
Age: ________ Citizenship: __________

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity: Corporation
State of formation: Jeju, Korea Date of formation: Oct. 24, 2006

Social Security or Taxpayer Identification No.______________________

SDKzn

B. STATUS AS ACCREDITED INVESTOR

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable): [1]

____ (1) a **bank** as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a **broker or dealer** registered pursuant to Section 15 of the Securities Exchange Act of 1934; an **insurance company** as defined in Section 2(13) of the Act; an **investment company** registered under the Investment Company Act of 1940 or a **business development company** as defined in Section 2(a)(48) of that Act; a **Small Business Investment Company** licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a **plan** established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an **employee benefit plan** within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2) a **private business development company** as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_V_ (3) an **organization described in Section 501(c)(3)** of the Internal Revenue Code of 1986, as amended, **corporation**, Massachusetts or similar **business trust**, or **partnership**, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

____ (4) a **natural person** whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

____ (5) a **natural person** who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ (6) a **trust**, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

____ (7) an entity in which all of the equity owners are accredited investors (as defined above).

[1] As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this 24th day of Oct., 2006, and declares under oath that it is truthful and correct.

Emerging Memory & Logic Solutions, Inc.
Print Name

By: 朴 聖 植
Signature

Title: president
(required for any purchaser that is a corporation, partnership, trust or other entity)